UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 18, 2007

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32331	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300,

Linthicum Heights, MD 21090-2227

(Address of Principal Executive Offices)

410-689-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 18, 2007, Foundation Coal Holdings, Inc. issued a press release announcing that Kurt D. Kost was appointed as Executive Vice President and that James J. Bryja was appointed as Senior Vice President, Operations, effective immediately. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

Exhibit 99.1    Foundation Coal Holdings, Inc. Press Release, dated June 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2007	FOUNDATION COAL HOLDINGS, INC.

/S/ FRANK J. WOOD
Senior Vice President and Chief Financial Officer

Exhibit 99.1

News Release

Contact:

Peter Vietti

Sr. Communications Specialist, Investor and Media Relations

410-689-7812

pvietti@foundationcoal.com

Foundation Coal Announces Two Senior Executive Promotions

in Management Restructuring

Linthicum Heights, Maryland, June 18, 2007 – Foundation Coal Holdings, Inc. (NYSE:FCL) announced today that two of the Company’s senior vice presidents have been appointed to positions of increased responsibility. Under the new management restructuring, Kurt D. Kost will take on the role of executive vice president and Jim J. Bryja will assume the position of senior vice president, operations.

In his new role, Mr. Kost will assume on an interim basis, oversight responsibility for the Planning and Engineering Group and will continue with duties involved in materials management, general equipment management and process improvement. Additionally, he will work closely with James F. Roberts, Foundation’s chairman and chief executive officer on strategic planning initiatives and become more involved with investor related activities.

Since December 2005, Kost has held the position of senior vice president, western operations and process management. He has been with Foundation Coal and affiliated companies since 1980. During his tenure with the company, he has implemented a number of continuous improvement initiatives to increase production, identify and advance cost savings, and increase supply chain efficiencies. In recent years, he has overseen Foundation Coal’s Powder River Basin operations as they have increased production while maintaining an outstanding safety record.

“Throughout his career, Kurt has gained the operational and organizational experience necessary to be effective in this new leadership position,” said Jim Roberts, Chairman and CEO. He has done an outstanding job leading continuous improvement initiatives and I look forward to working closely with to ensure Foundation’s success.”

The restructuring will transition Bryja from a prior four-year post, directing eastern operations to executive oversight of Foundation’s 13 affiliated mining operations located in Northern Appalachia, Central Appalachia, and Powder River Basin. As senior vice president, operations, he will direct the management of underground and surface mining production. Bryja has 25 years of experience in the coal industry and has served in various management positions within Foundation.

Jim Roberts noted, “For nearly a decade, Jim has met each new operational responsibility with enthusiasm, even through challenging times. He is an accomplished professional and has successfully led the integration of new and complex processes and technologies, including the installation of the widest longwall panels in the United States.”

Foundation Coal Holdings, Inc., through its affiliates is a major U.S. coal producer with 13 coal mines and related facilities in Pennsylvania, West Virginia, and Wyoming. Through its subsidiaries, Foundation Coal employs approximately 3,000 people and produces approximately 72 million tons annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, MD.

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